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PARKWAY PROPERTIES, INC                                               EXHIBIT 12
Ratio of earnings to fixed charges (Dollars in thousands)


                                                             THREE MONTHS                   YEAR ENDED DECEMBER 31
                                                                ENDED        -------------------------------------------------------
                                                            MARCH 31, 2003     2002       2001       2000       1999       1998
                                                           ----------------    ----       ----       ----       ----       ----
Net income                                                         $9,113       $29,512    $26,548    $34,896    $26,327    $27,425

Adjustments:
  Extraordinary loss on early extinguishment of debt (1)                -             -          -          -          -          -
  Discontinued operations                                               -          (817)         -          -          -          -
  (Gain) loss on real estate and securities                        (1,096)        2,068     (1,611)    (9,471)      (795)    (4,788)
  Minority interest                                                     1             2          3          4          2          1
  Income taxes                                                         40           (23)       164        160          -          -
                                                           -------------------------------------------------------------------------

Consolidated pretax income from continuing operations               8,058        30,742     25,104     25,589     25,534     22,638

Less equity in earnings of unconsolidated joint ventures             (431)         (824)       (62)       (47)       (39)       (47)

Distributed income from unconsolidated joint ventures                 770         1,641         34         20         23         24

Interest expense                                                    4,999        25,654     26,381     22,584     18,765     14,902

Amortization of loan costs                                            234           832        944        714        685      1,107

                                                           -------------------------------------------------------------------------
EARNINGS                                                          $13,630       $58,045    $52,401    $48,860    $44,968    $38,624
                                                           =========================================================================


Interest expense                                                   $4,999       $25,654    $26,381    $22,584    $18,765    $14,902
Capitalized interest                                                    -             -          -        520        661          -
Amortization of loan costs                                            234           832        944        714        685      1,107
Preferred stock dividends                                           3,013        12,054      9,046      5,797      5,797      3,913

                                                           -------------------------------------------------------------------------
FIXED CHARGES                                                      $8,246       $38,540    $36,371    $29,615    $25,908    $19,922
                                                           =========================================================================

RATIO OF EARNINGS TO FIXED CHARGES                                   1.65          1.51       1.44       1.65       1.74       1.94
                                                           =========================================================================
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(1)  In accordance with SFAS 145 "Rescission of FASB Statements No. 4, 44 and
     64, Amendment of FASB Statement No. 13 and Technical Corrections",
     effective for fiscal years beginning after May 15, 2002, any gain or loss on extinguishment of debt that was classified as an extraordinary item in prior periods shall be reclassified. Therefore, the amounts recognized as extraordinary losses on the early extinguishment of debt of $833 and $1,302 for the years ended December 31, 2002 and 2001, respectively, have been reclassified to interest expense.